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Exhibit 21.1



                    List of Subsidiaries of Belden Inc.


Belden Wire & Cable Company             (Incorporated in Delaware)

Belden (Canada) Inc.                    (Incorporated in Ontario,
                                         Canada)

Belden International, Inc.              (Incorporated in Delaware)

Belden Electronics S.a.r.l.             (Incorporated in France)

Belden Electronics GmbH                 (Incorporated in Germany)

Belden UK Limited                       (Incorporated in the United
                                         Kingdom)

Belden Foreign Sales Corporation        (Incorporated in Barbados)

Belden Holdings, Inc.                   (Incorporated in Delaware)

Belden Europe B.V.                      (Incorporated in The Netherlands)

Belden Wire & Cable B.V.                (Incorporated in The Netherlands)

Grupo Belden Mexicana S.A. de C.V.      (Incorporated in Mexico)

Belden Electronics, S.A. de C.V.        (Incorporated in Mexico)

Belden Brasil Comercial LTDA            (Incorporated in Brazil)

Belden Pacific Finance Pty Ltd.         (Incorporated in Victoria,
                                         Australia)

Belden Australia Pty Ltd.               (Incorporated in Victoria,
                                         Australia)

Belden Superannuation Pty Ltd.          (Incorporated in Victoria,
                                         Australia)

Belden Electronics Argentina S.A.       (Incorporated in Argentina)